UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 1, 2017

SAVARA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 South Capital of Texas Highway, Las Cimas IV, Suite 150

Austin, TX

(Address of principal executive offices, including zip code)

(512) 614-1848

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As reported in its Current Report on Form 8-K filed on April 28, 2017 Savara Inc. (f/k/a Mast Therapeutics, Inc.), a Delaware corporation (the “Company”) entered into a Common Stock Sales Agreement, dated April 28, 2017 (the “Sales Agreement”), with H.C. Wainwright & Co., LLC, as sales agent (“Wainwright”), pursuant to which the Company may offer and sell, from time to time, through Wainwright, shares of the Company’s common stock, par value $0.001 per share, having an aggregate offering price of not more than $18.0 million. The material terms of the Sales Agreement are described in the Company’s Current Report on Form 8-K filed on the April 28, 2017. On May 1, 2017, the Company filed a prospectus supplement with the Securities and Exchange Commission in connection with the Offering under its existing Registration Statement on Form S-3 (File No 333-202960) .

Wilson Sonsini Goodrich & Rosati P.C., counsel to the Company, has issued a legal opinion relating to the Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati P.C.

23.1	Consent of Wilson Sonsini Goodrich & Rosati P.C. (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVARA INC.

By:	/s/ Dave Lowrance
Dave Lowrance Chief Financial Officer

Date: May 1, 2017

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati P.C.

23.1	Consent of Wilson Sonsini Goodrich & Rosati P.C. (included in Exhibit 5.1)